WAIVER AND AMENDMENT NO. 1 TO
                        THE SECURITIES PURCHASE AGREEMENT


                  Waiver and Amendment No. 1 (this "Waiver and Amendment"), dated March 27, 1998, to the Securities Purchase Agreement (as defined below), by and among National Auto Finance Company, Inc. (the "Company"), The 1818 Mezzanine Fund, L.P. (the "Fund"), PC Investment Company ("PCI"), Progressive Investment Company, Inc. ("Progressive," and together with PCI, the "Progressive Entities") and Manufacturers Life Insurance Company (U.S.A.) ("ML," and together with the Fund and the Progressive Entities, the "Purchasers").

                  WHEREAS, the parties hereto have previously executed that certain Securities Purchase Agreement, dated December 22, 1997 (the "Securities Purchase Agreement"), by and among the Company and the Purchasers; and

                  WHEREAS, the Company has previously issued (i) that certain warrant (warrant no. 1) to the Fund to initially purchase 415,570 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company at an exercise price of $.01 per share; (ii) that certain warrant (warrant no. 4) to Progressive to initially purchase 363,623 shares of Common Stock at an exercise price of $.01 per share; and (iii) that certain warrant (warrant no. 3) to ML to initially purchase 259,731 shares of Common Stock at an exercise price of $.01 per share (collectively, the "Purchasers' Warrants"), and the Purchasers' Warrants provide for adjustments in the number of shares of Common Stock issuable upon exercise thereof under certain circumstances; and

                  WHEREAS, the Company proposes to issue and sell to The Structured Finance High Yield Fund, LLC (the "High Yield Fund") (i) Senior Subordinated Promissory Notes with a final maturity of December 22, 2004 in the aggregate principal amount of $20,000,000.00 (the "March Notes") and (ii) 593,671 detachable warrants exercisable immediately to purchase initially 593,671 shares of the Company's Common at an exercise price of $.01 per share (the "March Warrants"); and

                  WHEREAS, in connection with the transaction described in the immediately preceding whereas clause above the Company desires to obtain certain amendments to the Securities Purchase Agreement and a waiver of certain anti-dilution provisions contained in the Warrants; and

                  WHEREAS, all capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

                  In consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                  A(1)     Amendment to Section 1.1.   (i) Section 1.1 of the
Securities Purchase Agreement shall be amended by including the following additional definitions:

                           "March Holder" means the Purchaser (as defined in the March Securities Purchase Agreement) and any subsequent transferee or transferees of the March Notes, March Warrants or March Warrant Shares, as reflected on the books and records of the Company, other than a transferee who has acquired the March Notes, March Warrants or March Warrant Shares that have been the subject of a distribution pursuant to a registered public offering, or, in the case of March Notes, March Warrants or March Warrant Shares, a transferee who has acquired such March Notes, March Warrants or March Warrant Shares after such securities have been sold pursuant to Rule 144 under the Securities Act or otherwise distributed under circumstances not requiring a legend.

                           "March Notes" means the Senior Subordinated
         Promissory Notes issued pursuant to the March Securities Purchase Agreement and replacements thereof.

                           "March Securities Purchase Agreement" shall mean that certain Securities Purchase Agreement, dated as of March 27, 1998, by and between the Company and The Structured Finance High Yield Fund, LLC, as the same may be amended, supplemented or modified from time to time in accordance with its terms.

                           "March Warrants" means the Warrants issued pursuant to the March Securities Purchase Agreement.

                           "March Warrant Shares" means the shares of Common Stock issuable upon exercise of the March Warrants (subject to any adjustments pursuant to the terms thereof).

                  (ii) The definition of "Restricted Payment" in Section 1.1 of the Securities Purchase Agreement shall be amended and restated to read in its entirety as follows:

                           "Restricted Payment" means (a) any dividend (or other distribution of evidences of Indebtedness, assets or other property) on any share of the Company's or any Subsidiary's Capital Stock (except dividends payable solely in shares of their Capital Stock or dividends paid to the Company or a wholly-owned Subsidiary of the Company by a wholly-owned direct or indirect Subsidiary of the Company) or (b) any payment by the Company or any of its Subsidiaries on account of the direct or indirect purchase, redemption, retirement or other acquisition of (i) any shares of the Company's or any such Subsidiary's Capital Stock (except (x) the Warrants and the March Warrants and (y) shares acquired upon the conversion, exchange or exercise thereof into or for other shares of their Capital Stock), or (ii) any Indebtedness of the Company or any such Subsidiary prior to any date set forth for mandatory repayment or redemption of principal or interest thereon; provided, however, that this clause (ii) shall not apply to (w) Indebtedness incurred pursuant to the Notes, (x) Senior Indebtedness,
         (y) Indebtedness that is pari passu in right of payment to the Notes, to the extent that the Company offers to purchase, redeem or retire the Notes pro rata with such pari passu Indebtedness or (z) Permitted Refinancing Indebtedness in respect of Junior Subordinated Indebtedness (other than Existing Junior Subordinated Indebtedness)).

                  (iii) The definition of "Junior Subordinated Indebtedness" in
Section 1.1 of the Securities Purchase Agreement shall be amended and restated to read in its entirety as follows:

                           "Junior Subordinated Indebtedness" shall mean Indebtedness that is expressly subordinated and made junior to the payment and performance in full of the Notes, has a Stated Maturity later than December 22, 2004, and is evidenced as such by a written instrument containing subordination provisions in form and substance approved by the holders of a majority in interest of the aggregate principal amount of the Notes whose consent shall not be unreasonably withheld; provided that any such subordination provisions shall be deemed reasonable so long as the holder of the Junior Subordinated Indebtedness agrees to be subordinated to the Notes at least to the same extent as the Existing Junior Subordinated Indebtedness is subordinated to the Notes pursuant to the Junior Subordination Agreement (except that nothing contained in this proviso shall be deemed to permit the Stated Maturity of any such Junior Subordinated Indebtedness to be earlier than December 23, 2004). Notwithstanding anything to the contrary contained in the foregoing, however, Junior Subordinated Indebtedness shall be deemed to include the Existing Junior Subordinated Indebtedness even though the Stated Maturity of such Indebtedness is January 31, 2002. The fact that the Stated Maturity of the Existing Junior Subordinated Indebtedness is January 31, 2002 shall not be deemed to be a violation of the terms of this Agreement.


                  (2) Amendment to Section 10.6(a). Section 10.6(a) of the Securities Purchase Agreement shall be amended and restated to read in its entirety as follows:

                                    (a)     Neither the Company nor any of its
         Subsidiaries shall, directly or indirectly, issue, assume or otherwise incur any Indebtedness, other than: (i) Indebtedness under this Agreement and the Notes, (ii) Indebtedness under the March Securities Purchase Agreement and the March Notes, (iii) Junior Subordinated Indebtedness, (iv) Intercompany Indebtedness, (v) Indebtedness under the Credit Agreement or other similar facilities in an amount not exceeding $100 million, which increases to an amount equal to the product of the Consolidated Tangible Net Worth of the Company multiplied by five multiplied by 0.6, and (vi) Senior Indebtedness (to the extent not incurred under subsection (v) of this Section 10.6(a)) and Indebtedness that is pari passu with the Indebtedness incurred under the Notes and the March Notes, but only to the extent that, in the case of this clause (vi), immediately after giving effect thereto, the ratio of Total Indebtedness to Consolidated Tangible Net Worth does not exceed 5.0:1.0.

                  (3) Amendment to Section 14.5. Section 14.5 of the Securities Purchase Agreement shall be amended and restated to read in its entirety as follows:

                                    (a)     No failure or delay on the part of
         any Holder, in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                                    (b)     Any amendment, supplement or
         modification of or to any provision of this Agreement or the Notes, any waiver of any provision of this Agreement or the Notes, and any consent to any departure by the Company from the terms of any provision of this Agreement or the Notes, shall be effective (i) only if it is made or given in writing and signed by the Company and the holders of 66% of the aggregate principal amount of the Notes and March Notes outstanding, and (ii) only in the specific instance and for the specific purpose for which made or given. Notwithstanding the foregoing, without the consent of each holder of a Note affected, an amendment may not:

                                    (1)     reduce the rate of or extend the
                                            time for payment of interest on any
                                            Note;

                                    (2)     reduce the principal of or extend
                                            the maturity of any Note;

                                    (3)     change the time at which any Note
                                            shall or may be prepaid in
                                            accordance with Sections 3 and 4 of
                                            the Notes;

                                    (4)     make any Note payable in money other
                                            than that stated in the Notes;

                                    (5)     make any change in Article 12 that
                                            adversely affects the rights of any
                                            holder of a Note under Article 12;
                                            or

                                    (6)     make any change in the first or
                                            second sentence of this Section
                                            14.5(b).

                                    (c)     Any amendment, supplement or
         modification of or to any of the terms provided in Article 8, Sections 9.1(c), 9.7, 9.9, 9.10, 9.11, 9.15, 10.4, 10.13 and 10.14 and Article
         14, and any definitions in Article 1 relating to such provisions, and any consent to any departure by the Company from such provisions, shall be effective (i) only if it is made or given in writing and signed by the Company and holders of at least 51% of the aggregate number of the Purchaser Shares and March Warrant Shares held by Holders and March Holders, and (ii) only in the specific instance and for the specific purpose for which made or given.

                                    (d)     In addition to the foregoing, any
         amendment, supplement or modification of or to any of the terms provided in Sections 9.8, 9.11 or 9.14, and any consent to any departure by the Company from any such provisions, shall be effective
         (i) only if it is made or given in writing and signed by the Company and holders of at least 51% of aggregate number of the Warrants (based on the number of Warrant Shares issuable upon the exercise of unexercised Warrants) and the March Warrants (based on the number of March Warrant Shares issuable upon the exercise of unexercised March Warrants) held by the Holders and the March Holders (as the case may
         be), and (ii) only in the specific instance and for the specific purpose for which made or given.

                                    (e)     Notwithstanding the foregoing, no
         amendment, supplement or modification hereunder shall become effective unless an equivalent amendment, modification or waiver under the March Securities Purchase Agreement becomes effective simultaneously therewith.

                                    (f)     Except where notice is specifically
         required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

                  B Waiver of Anti-Dilution Adjustment. For purposes of Section 2(a)(ii) of the Purchasers' Warrants, each holder of the Purchasers' Warrants hereby acknowledges that the Unit Issuance (as defined in the Purchasers' Warrants) consisting of the March Notes and the March Warrants is fair, from a financial point of view, to the stockholders of the Company. Accordingly, each holder of Purchasers' Warrants hereby waives any obligation of the Company to adjust the Number Issuable (as defined in the Purchasers' Warrants) pursuant to
Section 2(a)(ii) of the Purchasers' Warrants with respect to the issuance and sale of the March Notes and March Warrants to the High Yield Fund as contemplated in the March Securities Purchase Agreement.

                  C Representations and Warranties of the Company. (a) The Company represents and warrants that this Waiver and Amendment has been duly authorized, executed and delivered by, and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                                    (b)     The Company represents and warrants
         that, after giving effect to the issuance of the March Notes, the ratio of Total Indebtedness to Consolidated Tangible Net Worth does not exceed 5.0:1.0.

                  D Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in accordance with Section
14.2 of the Securities Purchase Agreement.

                  E Counterparts. This Waiver and Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  F Headings. The headings in this Waiver and Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  G Governing Law. This Waiver and Amendment has been negotiated, executed and delivered in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

                  H Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                  I Publicity. Except as may be required by applicable law or a listing agreement with any securities exchange or Nasdaq, no party hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Waiver and Amendment or the transactions contemplated hereby, without prior approval by the other parties hereto. If any announcement is required by law to be made by a party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

                  J Expenses. The Company acknowledges and agrees that whether or not the transactions contemplated hereby are consummated, the Company shall reimburse the Purchasers for all out-of-pocket expenses, and all legal fees and expenses of the Purchasers incurred in connection with the negotiation, execution and delivery of this Waiver and Amendment and other related documents.

                  IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Amendment to be executed and delivered by their respective officers or partners hereunto duly authorized as of the date first above written.


                                           NATIONAL AUTO FINANCE COMPANY, INC.


                                           By:
                                           Name:
                                           Title:


                                           THE 1818 MEZZANINE FUND, L.P.

                                           By:  Brown Brothers Harriman & Co.,
                                                its General Partner


                                           By:
                                           Name:
                                           Title:


                                           PROGRESSIVE INVESTMENT COMPANY, INC.


                                           By:
                                           Name:
                                           Title:


                                           PC INVESTMENT COMPANY


                                           By:
                                           Name:
                                           Title:

                                           MANUFACTURERS LIFE INSURANCE COMPANY
                                           (U.S.A.)


                                           By:
                                           Name:
                                           Title: